Exhibit 7.01

JOINT FILING AGREEMENT

This Agreement is made this 4th day of December, 2006, by and between each of the undersigned.

WHEREAS, each of the undersigned is required to file a Schedule 13D with respect to ownership of securities in Station Casinos, Inc.;

NOW, THEREFORE, the undersigned agree to file only one Schedule 13D reflecting their combined beneficial ownership of securities in Station Casinos, Inc., and each of the undersigned hereby designates and appoints the other as his attorney-in-fact with full power of substitution for each of them, each acting singly, to sign, file and make any amendments to such Schedule 13D.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Joint Filing Agreement as of the date first written above.

/s/ Frank J. Fertitta, III
Signature

Frank J. Fertitta, III
Name

/s/ Lorenzo J. Fertitta
Signature

Lorenzo J. Fertitta
Name

/s/ Blake L. Sartini
Signature

Blake L. Sartini
Name

/s/ Delise F. Sartini
Signature

Delise F. Sartini
Name

[Signature Page to Joint Filing Agreement]